Exhibit 10.3

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 24, 2019, by and among The Charles Schwab Corporation, a Delaware corporation (“Parent”), and each of the Persons listed on Exhibit A hereto (each a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, TD Ameritrade Holding Corporation, a Delaware corporation (the “Company”), Parent and Americano Acquisition Corp., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof and a copy of which is attached as Exhibit B hereto (the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration, as specified in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined herein) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto (all shares of Company Common Stock Beneficially Owned by a Stockholder set forth on Exhibit A hereto, the “Existing Shares”);

WHEREAS, the consummation of the Merger requires receipt of the Company Stockholder Approval;

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein); and

WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Company Special Committee, has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by each Stockholder is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1
General

Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement in effect on the date hereof. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to a Stockholder, such Stockholder’s Existing Shares, (i) plus any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case, that such Stockholder has or acquires Beneficial Ownership of on or after the date hereof, and (ii) less any shares of Company Common Stock Transferred pursuant to a Permitted Transfer or subject to a Foreclosure.

“Expiration Date” means the earliest of (a) the date and time on which the Merger Agreement shall have been, without the prior written consent of the Stockholders, amended or supplemented, or any provision thereof waived, in a manner (i) that changes the form of or amount of Merger Consideration payable in respect of any Covered Shares (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement) or (ii) that is in any way material and adverse to any of the Stockholders, (b) the date and time on which the Merger Agreement is terminated in accordance with its terms, (c) the date and time on which the Company Stockholder Approval is obtained and (d) the date and time on which a Company Adverse Recommendation Change is made.

“Permitted Transfer” means, with respect to any Stockholder, a Transfer of such Stockholder’s Covered Shares (a) to any of its Affiliates, (b) to any other Person to whom Parent has consented with respect to a Transfer by such Stockholder in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), (c)(i) to any member of any Stockholder’s family or to a trust solely for the benefit of any Stockholder and/or any member of any Stockholder’s family or (ii) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the Applicable Laws of intestate succession, (d) if such Stockholder is a trust, any beneficiary of such trust, (e) to any Person for bona fide estate planning purposes, (f) in connection with any arrangement set forth on Schedule 1 attached hereto (including any current or future Transfers of Covered Shares related to such arrangements) or (g) to any other Stockholder; provided that (x) in the case of clause (a), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and (y) in the case of clauses (a) through (e), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of such Stockholder’s Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder. For the avoidance of doubt, any recipient or transferee of any Stockholder’s Covered Shares pursuant to a Permitted Transfer may Transfer any and all Covered Shares that were Transferred to such transferee to its own Permitted Transferee(s) in accordance with the terms and subject to the conditions of this Agreement, as if such permitted Transferee were a “Stockholder”.

“Representatives” means, with respect to a Person, such Person’s controlled Affiliates (other than the Company and its Subsidiaries) and its and their respective officers, directors, employees, agents and advisors.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise); provided that a foreclosure on the Covered Shares pledged pursuant to any arrangements described on Schedule 1 attached hereto in the event of a default thereunder (a “Foreclosure”) shall be deemed not to be a Transfer.

Article 2
Voting

Section 2.01. Agreement To Vote.

(a)   Each Stockholder (severally and not jointly) hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Covered Shares are entitled to vote thereon or consent thereto:

(i)   appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)   vote (or cause to be voted), in person or by proxy, all of such Stockholder’s Covered Shares: (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there is not a quorum or sufficient votes for approval of the matters on the date on which such meeting is held to vote upon any of the foregoing matters, (B) against any action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement and (C) against any Company Acquisition Proposal (other than the Merger and the transactions contemplated by the Merger Agreement) or Company Superior Proposal .

(b)   Each Stockholder (severally and not jointly) hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of Delaware Law) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the Transactions (for the avoidance of doubt, participating in the defense of such claims is not prohibited).

Section 2.02. No Inconsistent Agreements. Each Stockholder (severally and not jointly) hereby covenants and agrees that, except for this Agreement, no such Stockholder has (a) entered into, or shall enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Stockholder’s Covered Shares or (b) granted, or shall grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to such Stockholder’s Covered Shares (except pursuant to Section 2.03 or pursuant to any irrevocable proxy card delivered to the Company directing that such Stockholder’s Covered Shares be voted in accordance with Section 2.01); provided, however, that this Section 2.02 shall not preclude such Stockholder from Transferring such Stockholder’s Covered Shares pursuant to a Permitted Transfer.

Section 2.03. Proxy. Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 2.01 at the Company Stockholder Meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.01 at which any of the matters described in Section 2.01 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of the Company at least five Business Days prior to the meeting at which any of the matters described in Section 2.01 is to be considered a duly executed irrevocable proxy card (provided that sensitive information such as account numbers may be redacted from the proxy card provided to Parent) validly directing that such Stockholder’s Covered Shares be voted in accordance with Section 2.01; provided, further, for the avoidance of doubt, that such proxy and voting and related rights are expressly limited to those matters set forth in Section 2.01 that are presented for consideration to the Company’s stockholders generally, and each Stockholder shall retain at all times the to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion and without any other limitation on any other matters. This proxy contemplated hereby, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.01, at which time any such proxy shall automatically terminate. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

Article 3
Representations And Warranties

Each Stockholder (severally and not jointly) hereby represents and warrants to Parent as follows as of the date hereof:

Section 3.01. Authorization; Validity of Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. If such Stockholder is married and such Stockholder’s Covered Shares constitute community property under Applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse, subject to the Bankruptcy and Equity Exceptions.

Section 3.02. Ownership. As of the date hereof, (a) such Stockholder’s Existing Shares set forth opposite such Stockholder’s name on Exhibit A are Beneficially Owned by such Stockholder, free and clear of any encumbrances other than (w) pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws, (x) encumbrances that would not materially impair such Stockholder’s ability to perform its obligations under this Agreement, (y) customary encumbrances pursuant to the terms of any custody or similar agreement applicable to Covered Shares held in brokerage accounts or (z) encumbrances that are related to any instrument set forth on Schedule 1 attached hereto. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder.

Section 3.03. No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (a) conflict with or violate any Applicable Law or if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound except, in the case of clauses (a) or (b) as would not, individually or in the aggregate, reasonably be expected to materially impair such Stockholder’s ability to perform its obligations hereunder.

Section 3.04. Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filing of any required reports or other information with the SEC or any actions or filings the absence of which would not reasonably be expected to materially impair the such Stockholder’s ability to perform its obligations hereunder.

Section 3.05. Absence of Litigation. As of the date hereof, there is no Proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder before (or, in the case of threatened Proceedings, that would be before) any Governmental Authority, that has had or would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or that, to such Stockholder’s knowledge, in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the Transactions.

Section 3.06 Adequate Information. Such Stockholder is a sophisticated holder with respect to such Stockholder’s Covered Shares and has adequate information concerning the transactions contemplated by the Merger Agreement and concerning the business and financial condition of the Company and Parent to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, Parent, any of their Affiliates or any of the respective Representatives of the foregoing, and based on such information as such Stockholder has deemed appropriate, made such Stockholder’s own analysis and decision to enter into this Agreement.

Section 3.07. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 3.08. Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Article 4
Other Covenants

Section 4.01. Prohibition On Transfers; Other Actions. Until the termination of this Agreement in accordance with Section 5.01 and except in connection with a Transfer of any Covered Shares related to the arrangements set forth on Schedule 1 attached hereto, each Stockholder (severally and not jointly) agrees that it shall not Transfer any of such Stockholder’s Covered Shares or Beneficial Ownership thereof unless such Transfer is a Permitted Transfer. Any Transfer in violation of this provision shall be void ab initio. No Stockholder shall request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any of such Stockholder’s Covered Shares and each Stockholder hereby consents to the entry of stop transfer instructions by the Company of any transfer of the Covered Shares, unless such transfer is a Permitted Transfer or in connection with a Foreclosure; provided that any such stop transfer instructions shall be immediately and automatically withdrawn and terminated by the Company following the earlier to occur of (a) the Expiration Date and (b) the Effective Time.

Section 4.02. Stock Dividends, Etc. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03. No Solicitation; Support Of Acquisition Proposals.

(a)   From the date of this Agreement until the earlier of (i) the Effective Time and (ii) the Expiration Date, each Stockholder (severally and not jointly) agrees that it shall not, directly or indirectly (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Company Acquisition Proposal or (ii) enter into or participate in any discussions or negotiations with, furnish any confidential or nonpublic information relating to the Company or any of its Subsidiaries, or knowingly assist, knowingly facilitate or knowingly encourage any effort by, any Third Party that such Stockholder knows is seeking to make, or has made, a Company Acquisition Proposal. Each Stockholder shall immediately cease and cause to be terminated all discussions or negotiations with any Third Party conducted heretofore (other than with Parent) with respect to any Company Acquisition Proposal. Notwithstanding clause (ii) above, each Stockholder may (and may permit such Stockholder’s controlled Affiliates and such Stockholder’s and such Stockholder’s controlled Affiliates’ Representatives to) participate in discussions and negotiations with, provide information and data to and otherwise facilitate any Person making a Company Acquisition Proposal (or its Representatives) with respect to such Company Acquisition Proposal if (i) the Company is engaging in discussions or negotiations with such Person in accordance with Section 6.03 of the Merger Agreement and (ii) such Stockholder’s negotiations, discussions, provision of information or data or other facilitation are in conjunction with and ancillary to the Company’s discussions and negotiations.

(b)   For the avoidance of doubt, for the purposes of this Section 4.03, any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of any Stockholder.

Section 4.04. Notice Of Acquisitions. Each Stockholder (severally and not jointly) agrees to notify Parent as promptly as reasonably practicable orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof. For purposes of the preceding sentence, information included in filings of such Stockholder made with the SEC and publicly available on EDGAR shall be deemed to have been timely provided to the Company.

Section 4.05. Announcements. Each Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure relating to the Transactions, including in the Joint Proxy Statement/Prospectus, the Stockholders’ aggregate ownership of the Stockholders’ Covered Shares and the nature of the Stockholders’ obligations under this Agreement, subject to the Stockholders’ review and consent (not to be unreasonably withheld) of any such announcement or disclosure.

Section 4.06. Post-Closing Integration. Parent commits in good faith to seek to maintain, from the Closing Date through the second anniversary of the Closing Date, a level of employment in Nebraska comparable to the Company’s level of employment in Nebraska at the Closing Date, taking into account voluntary attrition and transaction-related integration plans.

Section 4.07 S-4 Registration. Parent shall prepare and file the Registration Statement on Form S-4 to cover the registration of the shares of Parent Common Stock to be issued to each of the Stockholders pursuant to the Merger.

Article 5
Miscellaneous

Section 5.01. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the Expiration Date, at which time this Agreement, and all rights and obligations of the parties hereunder, shall automatically and simultaneously terminate and be of no further force or effect without liability of any party to the other, and none of the parties shall have any further obligations or liabilities hereunder; provided that neither the provisions of this Section 5.01 nor the termination of this Agreement shall relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement (x) occurring prior to termination of this Agreement and (y) which breach was the consequence of an action (or omission) by a party hereto with actual knowledge that such action (or omission) would be a material breach of this Agreement; and provided further that (i) Section 4.06, and the all rights and obligations of the parties thereunder, shall survive the Effective Time and (ii) Article 5 shall survive the termination of this Agreement pursuant to this Section 5.01.

Section 5.02. No Agreement As Director or Officer. Notwithstanding any provision in this Agreement to the contrary, (a) nothing in this Agreement shall limit or restrict a Stockholder, or any officer, director or other Representative of such Stockholder, in his or her capacity as a director or officer of the Company from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and (b) the taking of any action (or any failures to act) by any Stockholder or any officer, director or other Representative of such Stockholder in his or her capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement. The terms and conditions of this Agreement shall apply to each Stockholder solely in such Stockholder's capacity as a stockholder of the company.

Section 5.03. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. All rights and all ownership and economic benefits of and relating to such Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder and its applicable controlled Affiliates, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Stockholder’s Covered Shares or in the exercise of such Stockholder’s rights as a shareholder of the Company. Nothing in this Agreement shall be interpreted (i) as creating or forming a “group” with any other Person, including Parent or any other Stockholder, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law or (ii) as causing any other Person, including Parent or any other Stockholder, to be an affiliated stockholder or to have voting power, “control” or “beneficial ownership” over any Stockholder’s Covered Shares.

Section 5.04. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

(i)       if to Parent, to the applicable address (and with a copy (which shall not constitute notice)) set forth in Section 11.01 of the Merger Agreement.

and

(ii)       if to a Stockholder, to the applicable address set forth opposite such Stockholder’s name on Exhibit A hereto, in each case with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention:     Faiza J. Saeed, Esq.

Ting S. Chen, Esq.

Email:            fsaeed@cravath.com

tchen@cravath.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 5.05. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any Applicable Law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

Section 5.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including by facsimile or by email with .pdf attachments, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.07. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

Section 5.08 Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.

(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to this Agreement, on behalf of itself or its property, in accordance with Section 5.04 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 5.08(a) shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), in the event any dispute arises out of this Agreement, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this Agreement shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of Parent and the Stockholders agree that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08(b).

Section 5.09. Amendment; Waiver.

(a)   Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective.

(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 5.10. Remedies. The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (i) for any breach of the provisions of this Agreement or (ii) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except to the extent this Agreement is terminated in accordance with Section 5.01, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree that (x) by seeking the remedies provided for in this Section 5.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages and (y) nothing contained in this Section 5.10 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 5.10 before pursuing damages nor shall the commencement of any action pursuant to this Section 5.10 or anything contained in this Section 5.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 5.01 or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 5.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12. Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer (which, for the avoidance of doubt, will not relieve a Stockholder of its obligations hereunder), neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by a party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.13. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by, with respect to the Parent, the party incurring such cost or expense and, with respect to the Stockholders, the Company pursuant to the Indemnification Agreement dated as of the date hereof, among the Stockholders and the Company.

Section 5.14 Existing Registration Rights Agreement. Effective as of the Closing, all rights and obligations of the Stockholders under that certain Registration Rights Agreement, dated September 18, 2017, by and among the Company, The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), TD Luxembourg International Holdings S.à r.l., a Luxembourg company and an indirect wholly owned subsidiary of TD, and certain other persons party thereto will terminate.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

THE CHARLES SCHWAB CORPORATION

By:	/s/ Walter W. Bettinger II
	Name:	Walter W. Bettinger II
	Title:	President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

/s/ J. Joe Ricketts
J. Joe Ricketts, individually

/s/ Marlene M. Ricketts

Marlene M. Ricketts, individually and as trustee of each of the (a) Marlene M. Ricketts Two Year AMTD GRAT, (b) Marlene M. Ricketts Three Year AMTD GRAT, (c) Marlene M. Ricketts Five Year AMTD GRAT, (d) Marlene M. Ricketts 2019 Two Year AMTD GRAT, (e) Marlene M. Ricketts 2019 Three Year AMTD GRAT and (f) Marlene M. Ricketts 2019 Five Year AMTD GRAT

Marlene M. Ricketts 1994 Dynasty Trust By: RPTC, Inc., as trustee

By:	/s/ Alfred Levitt
Name: Alfred Levitt
Title: Secretary and Trust Officer

J. Joe Ricketts 1996 Dynasty Trust GST Exempt By: RPTC, Inc., as trustee

By:	/s/ Alfred Levitt
Name: Alfred Levitt
Title: Secretary and Trust Officer

J. Joe Ricketts 1996 Dynasty Trust By: RPTC, Inc., as trustee

By:	/s/ Alfred Levitt
Name: Alfred Levitt
Title: Secretary and Trust Officer

[Signature Page to Voting and Support Agreement]

EXHIBIT A

OWNERSHIP OF EXISTING SHARES

Beneficial Owner

Number of Existing Shares (Company Common Stock)

Each Stockholder confirms that there is no overlap between any Existing Shares in the box opposite such Stockholder’s name and the Existing Shares in any other box.

		Address for Notice
J. Joe Ricketts	32,686,808	4503 West Virginia Avenue Bethesda, MD 20814 Attention: Alfred Levitt Email: alevitt@hugollc.com Phone: 301-452-9230
Marlene M. Ricketts	13,873,875[1]	Same as above.
Marlene M. Ricketts 1994 Dynasty Trust	1,186,112	Same as above.
J. Joe Ricketts 1996 Dynasty Trust GST Exempt	1,334,354	Same as above.
J. Joe Ricketts 1996 Dynasty Trust	2,852,334	Same as above.

1 Includes all Company Common Stock Beneficially Owned by Marlene M. Ricketts, including through one or more trusts.